EXHIBIT 4.2


                          WARRANT TO PURCHASE SHARES

                              OF COMMON STOCK OF

                             FLANDERS CORPORATION

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    THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS
    WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ( THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.

                           EXERCISABLE ON OR BEFORE

                  5.30 P.M, NEW YORK TIME, SEPTEMBER 23, 1999


                          WARRANT TO PURCHASE SHARES

                              OF COMMON STOCK OF

                             FLANDERS CORPORATION

No.  ____

                              Warrant to Purchase


    FOR VALUE RECEIVED, FLANDERS CORPORATION, a corporation organized and existing under the laws of the State of North Carolina (the "Company"), promises to issue in the name of, and sell and deliver to Eagle Capital Management (the "Holder"), a certificate or certificates for an aggregate of 5,000 shares (the "Shares") of common stock, $0.001 par value per share ("Common Stock"), upon surrender of this Warrant to Purchase Shares (the "Warrant") and payment therefor of the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $ 9 5/8 per Share. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House Funds (next day funds) payable to the Company. This Warrant shall be exercisable at any time after September 20, 1996 and prior to 5:30 P.M., New York time on September 23, 1999 (the "Exercise Period"); and shall be void thereafter.

    1. EXERCISE OF WARRANT. In case the Holder of this Warrant shall desire to exercise this Warrant, in whole or in part, the Holder shall surrender this Warrant, with the Form of Exercise annexed hereto duly executed by the Holder, to the Company's principal offices (presently located at 531 Flanders Filters Road, Washington, NC 27889) accompanied by payment of the Exercise Price. Upon surrender of a Warrant with the duly executed Form of Exercise, together with the Exercise Price, the Holder shall be entitled to receive a certificate or certificates for the shares so purchased.


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    This Warrant may be exercised in whole or in part but not for fractional
Shares. In case of the purchase of less than all the Shares purchasable under any Warrant, the Company shall cancel the Warrant upon the surrender thereof and shall execute and deliver to the Holder a new Warrant of like tenor in the name of the Holder evidencing the right to purchase the number of Shares as to which this Warrant has not been exercised. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company may be exchanged, along or with other Warrants of like tenor registered in the name of the same Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.

    2. EXERCISE PRICE. Except as otherwise provided in Section 3 hereof, the exercise price of each Warrant shall be $ 9 5/8 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 3 hereof. The term "Exercise Price" as used herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

    3.    STOCK DIVIDENDS OR DISTRIBUTIONS, RECLASSIFICATIONS,
REORGANIZATIONS, ANTI-DILUTION PROVISIONS. This Warrant is subject to the following further provisions:

        (a) In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or distribution or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in such case, the number of shares of Common Stock underlying this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of Common Stock by combining such shares of Common Stock into a smaller number of shares of Common Stock then, in such case, the number of shares of Common Stock underlying this Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant, declare a dividend or distribution payable in cash on its Common Stock and shall at substantially the same time offer to its shareholders generally a right to purchase new shares of Common Stock from the proceeds of such dividend or distribution or for an amount substantially equal to the dividend or distribution, all shares of Common Stock so issued shall, for purposes of this Warrant, be deemed to have been issued as a stock dividend. Any dividend or distribution paid or distributed upon the Common Stock in shares of any other class of securities convertible into shares of Common Stock or any other securities of the Company shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof;

        (b) In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock into shares with a different par value, or shall thereafter reclassify any such shares in a like manner, or the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its, or all or substantially all of any successor corporation's, property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation


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


    or corporations), the Holder shall thereafter have the right to purchase, pursuant to and on the terms and conditions and during the time specified in this Warrant, in lieu of the shares of Common Stock underlying this Warrant and that are purchasable upon the exercise of this Warrant, such shares of Common Stock, securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock underlying this Warrant, upon the exercise of this Warrant, had such recapitalization, consolidation, merger or conveyance not taken place; and, in any such event, the rights of the Holder to an adjustment in the number of shares of Common Stock underlying the Shares underlying this Warrant and that are purchasable upon the exercise of this Warrant as herein provided, shall continue and be preserved in respect to any shares, securities or assets which the Holder of this Warrant becomes entitled to purchase;

        (c)    In  case:

            (i) the Company shall make a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend constituting a partial liquidating dividend, as hereinafter defined; or

            (ii) the Company shall make a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or

            (iii) the Company shall set a date for any reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

            (iv) the Company shall set a date for the voluntary or involuntary dissolution, liquidation or winding up of the Company;

    then, in any such case, the Company shall mail to the Holder of this Warrant, at least thirty (30) days prior to such record date or the date set for any actions described in Subsections (c)(i) through (c)(iv) above, a notice advising such Holder of the date or expected date on which a record is to be taken for the purpose of such dividend, distribution of rights or the date on which such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend, distribution of rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by certified mail, postage prepaid, return receipt requested, addressed to the holder of the Warrant at the address of such holder as shown on the books of the Company;


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        (d)    The provisions of this Section 3 are for the purpose of, and shall be interpreted to the effect that, upon any exercise of this Warrant, the Holder shall be entitled to receive the same amount and kind of securities and other property that it would have been entitled to receive as the owner at all times subsequent to the date hereof of the number of shares of Common Stock issuable upon conversion of the Shares purchased upon any such exercise;

        (e) It is agreed and understood that no adjustments shall be made hereunder solely as a result of the issuance by the Company of: (i) Common Stock issued pursuant to the Memorandum or any future public or private issuance of stock; or (ii) Common Stock issued upon the exercise of warrants or options granted by the Company.

    4.    REGISTRATION RIGHTS

        (a) Piggyback Registration. If at any time the Company shall propose to file with the Securities and Exchange Commission (the "Commission") on behalf of the Company or any other stockholder a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to any class of security (as defined in Section 3(a)(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a registration statement approved by the Board of Directors on Form S-4 or S-8, or such amended or alternative form for Form S-4 or S-8 as the Commission may from time to time require, the Company shall in each case timely notify Holder and include in such Registration Statement any or all of the Shares as Holder may request within twenty (20) days after the Company's giving of such notice, subject to the conditions set forth herein.

        (b) Registration Procedures. If, pursuant to Sections 4(a) hereof, the Company is required to include any Shares in a registration statement proposed to be filed, the Company will, as expeditiously as possible:
    (i) prepare and file such registration statement under the Act on an appropriate form and use its best efforts to cause such registration statement to become effective; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act and the Exchange Act with respect to the offer of the securities covered by such registration statement during the period required for distribution of such securities; (iii) furnish to the holder of such Shares such number of copies of such registration statement and all amendments thereto and of such prospectus (including each preliminary, amended or supplemental prospectus) as such holders may reasonably request in order to facilitate the sale or transfer of the securities covered by such registration statement; (iv) use its best efforts to register or qualify the securities covered by any such registration statement in such jurisdictions as such holders may reasonably request; (v) furnish, at the request of Holder, on the date that such Shares are delivered to the underwriters for sale pursuant to such registration or, if such Shares are not being sold through underwriters, on the date such registration statement becomes effective
    (1) an opinion, dated such date, in a form customary to such transactions, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to Holder making such request, reasonably acceptable in form and substance to such underwriter and Holder and (2) a letter, dated such date, from the


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    independent certified public accountants of the Company, addressed to the underwriters, if any, and Holder, stating that they are independent certified public accountants within the meaning of the Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto (including, in each case, documents incorporated by reference thereto), comply as to form in all material respects with the applicable accounting requirements of the Act; such opinion of counsel shall additionally cover such other legal matters with respect to the registration statement and the Company as the underwriters, if any, or Holder may reasonably request; and such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration statement and the Company as the underwriters, if any, or Holder may reasonably request; (vi) use its best efforts to keep such registration and qualification effective until all exercises, sales and distributions contemplated by the requests made pursuant to Section 4(a) hereof shall have been completed, but not in any event for a period in excess of nine (9) months; and (vii) pay all expenses incurred by Holder and the Company in complying with this Section 4(b), including without limitation (1) all registration and filing fees; (2) all printing expenses;
    (3) all fees and disbursements of counsel and independent public accountants for the Company and Holder; (4) all Blue Sky fees and expenses (including fees and expenses of counsel in connection with Blue Sky surveys); and (5) the entire expense of any special audits incident to or required by any such registration.

    5. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that prior to the expiration of this Warrant by exercise or by its term:

        (a) The Company will not by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Warrant and in the taking of all other actions that may be necessary in order to protect the rights of the Holder against dilution;

        (b) Irrespective of any adjustment or change in the Warrant purchase price, or the number of shares of Common Stock actually purchasable under each Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant purchase price per Share and the number of Shares purchasable thereunder as the Warrant purchase price per Share and the number of Shares purchasable were expressed on the Warrants when initially issued;

        (c) Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder, the Company shall forthwith give written notice thereof to the registered Holder of each Warrant, stating the adjusted Warrant purchase price and the adjusted number of shares of Common Stock purchasable upon the exercise thereof resulting from such event, and setting forth in reasonable detail the method of calculation, The certificate of either the Company's independent certified public accountants or Chief Financial Officer shall be conclusive evidence of the correctness of any computation made


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    hereunder unless contested by a Holder by written notice to the Company within fourteen (14) days after receipt thereof by the Holder. Notice pursuant to this subsection shall be given by certified mail, postage prepaid, return receipt requested, addressed to the registered holder of each Warrant at the address of such holder appearing in the records of the Company;

        (d) The Company shall at all times reserve and keep available, out of its authorized and unissued capital stock, solely for the purpose of providing for the exercise, forthwith upon the request of the Holder of the Warrant(s) then outstanding and in effect, such numbers of shares of Common Stock as shall, from time to time, be sufficient for the exercise of the Warrants. The Company shall, from time to time, in accordance with the laws of the State of North Carolina, increase the authorized amount of its capital stock, if at any time the number of shares of Common Stock remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of the Warrants then outstanding and in effect;

        (e) The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer contemporaneously with such issue).

        (f) The Company will indemnify and, if such indemnity is unavailable, will agree to just and equitable contribution to, the Holders of Shares which are included in each registration statement referred to in Section 4 hereof, and substantially to the same extent as the Company has indemnified, and agreed to just and equitable contribution to, the underwriters of its public offering of Common Stock pursuant to the underwriting agreement. Each selling Holder of Shares, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed any such registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such registration statement, any final prospectus, or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling Holder specifically for use in connection with the preparation of such registration statement, any final prospectus or any such amendment or supplement thereto; provided, however, that the obligation of any Holder of Shares to indemnify the Company under the provisions of this paragraph (f) shall be limited to the Shares being sold by the selling Holder and the, market price of the Common Stock on the date of the sale to the public of these Shares;

    6. LOSS, THEFT, DESTRUCTION OR MUTILATION. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and substitution for such Warrant so destroyed, lost or stolen, upon the Holder of such Warrant filing with the Company such evidence satisfactory to it that such Warrant has been so mutilated,, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be, entitled, as a condition to the


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execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of expenses and charges incurred in connection with the delivery of such new Warrant, except that no bond shall be required from the Holder. All Warrants so surrendered to the Company shall be canceled.

    7. RECORD OWNER. At the time of the surrender of this Warrant, together with the form of subscription properly executed and payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the holder of record of the shares of Common Stock deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person.

    8. FRACTIONAL SHARES. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share called for on such exercise, the Holder may elect to receive, and the Company shall pay to the Holder, an amount in cash equal to such fraction multiplied by the Exercise Price. In the alternative, the Holder may elect to remit to the Company an amount in cash equal to the difference between such fraction and one, multiplied by the Exercise Price, and the Company will issue the Holder one share of Common Stock in addition to the number of whole Shares required by the exercise of the Warrant.

    9. MAILING OF NOTICES, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, return receipt requested, postage prepaid, to the Holder, at the address set forth in the records of the Company, or to such other address furnished to the Company in writing from time to time by the Holder of this Warrant. All notices from the Holder of this Warrant to the Company shall be mailed to the Company at 531 Flanders Filters Road, Washington, NC 27889, Attention Steven K. Clark, CFO.

    10. NO REGISTRATION UNDER THE SECURITIES ACT. This Warrant and the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act. This Warrant and all replacement Warrants shall bear the following legend:

        This Warrant, and the securities issuable upon the exercise of this Warrant, have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and may not be sold, or otherwise disposed of unless pursuant to an effective registration statement under the Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for the Company, is available.

    11. MEDIATION. Any and all disputes arising under this Warrant or touching upon the rights or obligations of any party hereunder shall, if not settled by negotiation, be submitted to non-binding mediation under the Procedure for Mediation of Business Disputes of the Center for Public Resources, Inc. then in effect. Any demand for mediation shall be made in writing and served upon the other party in the same manner as otherwise provided for notice in this Warrant. The demand shall set forth with reasonable specificity the basis of the dispute and the


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performance or relief sought. The parties shall, within thirty (30) days of receipt of a demand to mediate, confer and select a mediator. The mediation shall take plate at a time and location mutually agreeable to the parties and the mediator, but not later than sixty (60) days after a demand for mediation is received. Compliance with this mediation process shall be a condition precedent to the right of either party to commence legal action in any court on any dispute.

    12. LAW. This Warrant will be deemed to have been made and delivered in Washington, North Carolina, and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of North Carolina. Assuming the parties are not able to resolve disputes arising under this Warrant by mediation as provided in
Section 11 above, the Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant will be instituted exclusively in the United States District Court; (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the United States District Court in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court and agrees that service of process upon the Company mailed by certified mail to the Company's address will be deemed in every respect effective service of process upon the Company in any suit, action or proceeding.

    13.    ENTIRE AGREEMENT AND MODIFICATION.  The Company and the   Holder of
this Warrant hereby represent and warrant that this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected. This Warrant supersedes any other Warrant which may have been issued in connection with the offering of the Shares pursuant to the Company's Memorandum. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality as this Warrant.

    IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Warrant on this ______ day of ____________, 1996.

ATTEST:                FLANDERS CORPORATION, a North Carolina corporation


___________________________    By: _____________________________________
Debra Hill, Secretary                Steven K. Clark, CFO



(CORPORATE SEAL)


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

                               FORM OF EXERCISE


    The undersigned hereby irrevocably elects to exercise the purchase rights represented by this Warrant for, and to purchase thereunder, ________ Shares of Flanders Corporation, a North Carolina corporation, and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds (next day funds) to the order of Flanders Corporation in the amount of $___________ all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be issued in the name of and delivered to:

    __________________________________________________________________
    (Print Name)

    __________________________________________________________________
    (Address)

    __________________________________________________________________
    (Taxpayer Identification Number)

                              FORM OF ASSIGNMENT


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________________
______________________________________________________________________________
(Please print name and address of transferee) This Warrant to purchase __________ Shares of Flanders Corporation, a North Carolina corporation (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________ attorney, to transfer the Warrant on the books of the Company, with full power of substitution in the premises.

Dated:________________________          ______________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)